Exhibit 99.(h)(4)(aa)

EXECUTION

AMENDMENT
TO
SUB-ADMINISTRATION AND ACCOUNTING AGREEMENT

This Amendment and Joinder (“Amendment”) dated as of May 15, 2024 (“Effective Date”) is by and among Virtus Fund Services, LLC (“Company”), Virtus Alternative Solutions Trust, Virtus Asset Trust, Virtus Equity Trust, Virtus Opportunities Trust, Virtus Retirement Trust, Virtus Variable Insurance Trust, Virtus Investment Trust, Virtus Strategy Trust, The Merger Fund®, The Merger Fund® VL, Virtus Event Opportunities Trust, AlphaSimplex Global Alternatives Cayman Fund Ltd., and AlphaSimplex Managed Futures Strategy Cayman Fund Ltd. (each, a “Fund” and together, the “Funds”) and The Bank of New York Mellon (“BNY Mellon”).

BACKGROUND:

A.	Company, the Funds and BNY Mellon are parties to a Sub-Administration and Accounting Services Agreement dated as of January 1, 2010, as amended (the “Agreement”), relating to BNY Mellon’s provision of certain sub-administration and accounting services to the Funds’ investment portfolios listed on Exhibit B to the Agreement (each, a “Portfolio”). Joinder Agreements and Amendments to the Sub-Administration and Accounting Services Agreement were entered into among certain parties on February 24, 2014, December 10, 2015, July 27, 2016, April___, 2017, September 21, 2017, December 1, 2018, March 8, 2019, May 22, 2019, September 1, 2019, November 18, 2019, August 27, 2020, November 16, 2020, December 1, 2020, May 19, 2021, July 30, 2021, February 12, 2022, April 8, 2022, September 15, 2022, and May 19, 2023 for the purpose of amending the Agreement and/or adding or removing certain Funds.

B.	The Company, each Fund and BNY Mellon desire that each Fund be a party to the Agreement and receive the sub-administration and accounting services set forth in the Agreement.

C.	This Background section is incorporated by reference into and made a part of this Amendment.

TERMS:

The parties hereby agree that:

1.	By executing this Agreement, Company, each Fund and BNY Mellon agree to become a party to, and be bound by, and to comply with the terms of the Agreement in the same manner as if each of the undersigned were an original signatory to the Agreement. For the avoidance of doubt, each Fund shall be considered to have a separate agreement with Company and BNY Mellon and hereby appoints BNY Mellon to provide administration and accounting services in accordance with the terms set forth in the Agreement. BNY Mellon accepts such appointment and agrees to furnish such services.

2.	Exhibit B to the Agreement is hereby deleted and replaced in its entirety with the Exhibit B attached hereto.

3.	Miscellaneous.

(a)	As amended and supplemented hereby, the Agreement shall remain in full force and effect.

EXECUTION

(b)	The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature,” which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

[Signature page follows]

EXECUTION

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

THE BANK OF NEW YORK MELLON

By: /s/ Danielle Adamson
Name: Danielle Adamson
Title: Relationship Manager

VIRTUS FUND SERVICES, LLC

By:	/s/ W. Patrick Bradley
Name:	W. Patrick Bradley
Title:	Executive Vice President

THE MERGER FUND®
THE MERGER FUND® VL
VIRTUS ALTERNATIVE SOLUTIONS TRUST
VIRTUS ASSET TRUST
VIRTUS EQUITY TRUST
VIRTUS EVENT OPPORTUNITIES TRUST
VIRTUS INVESTMENT TRUST
VIRTUS OPPORTUNITIES TRUST
VIRTUS RETIREMENT TRUST VIRTUS STRATEGY TRUST
VIRTUS VARIABLE INSURANCE TRUST
ALPHASIMPLEX GLOBAL ALTERNATIVES CAYMAN FUND LTD.
ALPHASIMPLEX MANAGED FUTURES STRATEGY CAYMAN FUND LTD.

By:	/s/ W. Patrick Bradley
Name:	W. Patrick Bradley
Title:	Executive Vice President

EXECUTION

EXHIBIT B

THIS EXHIBIT B, dated as of May 15, 2024 is Exhibit B to that certain Sub-Administration and Accounting Services Agreement dated as of January 1, 2010, as amended, by and among Virtus Fund Services, LLC, each of the Funds and the Portfolios listed below and The Bank of New York Mellon.

PORTFOLIOS

The Virtus Alternative Solutions Trust:

Virtus AlphaSimplex Global Alternatives Fund
Virtus AlphaSimplex Managed Futures Strategy Fund
Virtus Duff & Phelps Select MLP and Energy Fund
Virtus KAR Long/Short Equity Fund

ALPHASIMPLEX MANGED FUTURES STRATEGY CAYMAN FUND

ALPHSIMPLEX GLOBAL ALTERNATIVES CAYMAN FUND LTD.

Virtus Asset Trust:

Virtus Seix Corporate Bond Fund
Virtus Seix Core Bond Fund
Virtus Seix Floating Rate High Income Fund
Virtus Seix High Yield Fund
Virtus Seix Total Return Bond Fund
Virtus Seix High Grade Municipal Bond Fund
Virtus Seix Investment Grade Tax-Exempt Bond Fund
Virtus Ceredex Large-Cap Value Equity Fund
Virtus Ceredex Mid-Cap Value Equity Fund
Virtus Ceredex Small-Cap Value Equity Fund
Virtus SGA International Growth Fund
Virtus Seix U.S. Government Securities Ultra-Short Bond
Fund Virtus Silvant Large-Cap Growth Stock Fund
Virtus Zevenbergen Innovative Growth Stock Fund

Virtus Equity Trust:

Virtus KAR Equity Income Fund*
Virtus KAR Mid-Cap Core Fund*
Virtus KAR Mid-Cap Growth Fund*
Virtus KAR Global Quality Dividend Fund*
Virtus KAR Small-Cap Value Fund*
Virtus KAR Small-Cap Core Fund*
Virtus KAR Small-Cap Growth Fund*
Virtus KAR Capital Growth Fund*
Virtus Tactical Allocation Fund*
Virtus KAR Small-Mid Cap Core Fund

Virtus SGA Global Growth Fund
Virtus KAR Small-Mid Cap Growth Fund

Virtus KAR Small-Mid Cap Value Fund

Virtus Investment Trust:

Virtus Emerging Markets Opportunities Fund

EXECUTION

Virtus Silvant Focused Growth Fund
Virtus KAR Global Small-Cap Fund
Virtus KAR Health Sciences Fund
Virtus Income & Growth Fund
Virtus Silvant Mid-Cap Growth Fund
Virtus Small-Cap Fund
Virtus Zevenbergen Technology Fund
Virtus NFJ Dividend Value Fund
Virtus NFJ International Value Fund
Virtus NFJ Large-Cap Value Fund
Virtus NFJ Mid-Cap Value Fund
Virtus NFJ Small-Cap Value Fund

Virtus Opportunities Trust:

Virtus SGA Emerging Markets Equity
Virtus Newfleet Low Duration Core Plus Bond Fund*
Virtus Seix Tax-Exempt Bond Fund*
Virtus Duff & Phelps Real Asset Fund
Virtus Newfleet Core Plus Bond Fund*
Virtus KAR Emerging Markets Small-Cap Fund*
Virtus Duff & Phelps Global Infrastructure Fund*
Virtus KAR International Small-Mid Cap Fund
Virtus Duff & Phelps Global Real Estate Securities Fund*
Virtus Newfleet High Yield Fund*
Virtus Newfleet Multi-Sector Intermediate Bond Fund*
Virtus Newfleet Multi-Sector Short Term Bond Fund*
Virtus Duff & Phelps Real Estate Securities Fund*
Virtus Newfleet Senior Floating Rate Fund*
Virtus KAR Developing Markets Fund
Virtus Stone Harbor Emerging Markets Debt Income Fund
Virtus Stone Harbor Local Markets Fund
Virtus Stone Harbor Emerging Markets Bond Fund

Virtus Strategy Trust:

Virtus Convertible Fund
Virtus Global Allocation Fund
Virtus NFJ Global Sustainability Fund
Virtus International Small-Cap Fund
Virtus Newfleet Short Duration High Income Fund
Virtus Duff & Phelps Water Fund
Virtus NFJ Emerging Markets Value Fund

Virtus Variable Insurance Trust:

Virtus KAR Capital Growth Series
Virtus KAR Equity Income Series
Virtus SGA International Growth Series
Virtus Newfleet Multi-Sector Intermediate Bond Series*
Virtus Duff & Phelps Real Estate Securities Series
Virtus KAR Small-Cap Growth Series
Virtus KAR Small-Cap Value Series
Virtus Tactical Allocation Series*

EXECUTION

The Merger Fund®

The Merger Fund® VL

Virtus Event Opportunities Trust:

Virtus Westchester Event-Driven Fund
Virtus Westchester Credit Event Fund

Virtus Retirement Trust:

None

*        For those Portfolios denoted with an asterisk, BNY Mellon performed the regulatory administration services described in Section 14(b) of the Agreement through April 15, 2014. Thereafter, BNY Mellon ceased performing regulatory administration services under the Agreement.